Exhibit 10.38

THIRD AMENDMENT OF ESI PENSION PLAN

This Third Amendment of the ESI Pension Plan (the “Plan”) is adopted by ITT Educational Services, Inc. (the “Employer”).

Background

A. The Employer originally established the Plan effective June 9, 1998.

B. The Plan was amended and restated in its entirety effective January 1, 2006.

C. The 2006 restatement of the Plan has been amended by a First Amendment and a Second Amendment.

D. The Employer now wishes to amend the Plan further.

Amendment

Effective as of the dates specified below, the Plan is amended as follows:

1. Effective January 1, 2008, the definition of “Actuarial Equivalent” is amended to read as follows:

“Actuarial Equivalent” means, with respect to a benefit, another benefit that has the same actuarially-determined value. The determination of an Actuarial Equivalent benefit will be computed using the mortality table as prescribed in Revenue Ruling 2001-62, and an interest rate equal to an Applicable Percentage for that Plan Year. For purposes of distributions with Annuity Starting Dates on or after December 31, 2007, and notwithstanding any other Plan provisions to the contrary, the applicable mortality table used for purposes of adjusting any benefit or limitation under Code subparagraphs 415(b)(2)(B), (C) or (D) as set forth in Section 11.02 of the Plan is the table prescribed in Code subsection 417(e)(3)(A)(ii)(I).

This Third Amendment of ESI Pension Plan is executed this 30 day of June, 2010.

ITT EDUCATIONAL SERVICES, INC.

By:	/s/ Nina Esbin
(Signature)

Nina Esbin
(Printed)

Sr. VP, Human Resources
(Title)

ATTEST:

/s/ Jenny Yonce
(Signature)

Jenny Yonce
(Printed)

Mgr, Benefits & HRIS
(Title)